Exhibit 99.06

Southern Company
Kilowatt-Hour Sales and Customers
(In Millions of KWHs)

	Three Months Ended September				Year-To-Date September
	2022	2021	Change	Weather Adjusted Change	2022	2021	Change	Weather Adjusted Change
Kilowatt-Hour Sales-
Total Sales	56,606	54,134	4.6%		156,874	146,576	7.0%

Total Retail Sales-	41,490	40,441	2.6%	1.8%	113,716	109,747	3.6%	1.6%
Residential	14,467	14,063	2.9%	1.3%	38,632	36,941	4.6%	0.4%
Commercial	13,827	13,458	2.7%	2.0%	37,060	35,701	3.8%	2.0%
Industrial	13,048	12,762	2.2%	2.2%	37,575	36,632	2.6%	2.6%
Other	148	158	(6.2)%	(6.3)%	449	473	(5.0)%	(5.0)%

Total Wholesale Sales	15,116	13,693	10.4%	N/A	43,158	36,829	17.2%	N/A

(In Thousands of Customers)

					Period Ended September
					2022	2021	Change
Regulated Utility Customers-
Total Utility Customers-					8,722	8,656	0.8%
Total Traditional Electric					4,422	4,373	1.1%
Southern Company Gas					4,300	4,283	0.4%